Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Tom McCann

Phone: 603-589-7603

Ezenia! Inc.

14 Celina Avenue, Suite 17-18

Nashua, NH 03063

investorrelations@ezenia.com

EZENIA! INC. Announces 2010 Second Quarter Financial Results

Nashua, N.H., August 16, 2010 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time situation awareness, command and control solutions for corporate and government networks, today reported its financial results for the second quarter ended June 30, 2010.

The Company generated revenue of approximately $718,000 for the second quarter and $1.4 million for the six months ended June 30, 2010, a decrease of 20.8% and 25.1% from the same periods ended June 30, 2009 respectively. Gross margin increased to approximately 63% for the first six months of 2010 from approximately 54% for the same six-month period in 2009.  Operating results yielded losses of approximately $753,000 for the second quarter and $1.5 million for the six months ended June 30, 2010, compared to losses of $1.0 million and $1.9 million for the same periods in 2009, respectively.  Loss from operations, excluding stock option expenses and depreciation, was approximately $561,000 for the second quarter and $1,155,000 for the six months ended June 30, 2010 as compared to losses of approximately $784,000, and $1,511,000 for the same periods in 2009, respectively. Net loss was approximately $769,000 or ($0.05) per share and $1,511,000 or ($0.10) per share for the six months ended June 30, 2010, as compared to a net loss of approximately $964,000, or ($0.07) per share, and $1,902,000 or ($0.13) per share for the same periods in 2009, respectively.

Operating expenses declined to approximately $1.2 million for the second quarter of 2010 and $2.4 million for the six months ended June 30, 2010 as compared to operating expenses of approximately $1.5 million and $3.0 million for the same periods in 2009, respectively.  Operating expenses, excluding stock option expenses and depreciation, declined to approximately $1.0 million for the second quarter of 2010 and $2.1 million for the six months ended June 30, 2010 as compared to operating expenses of approximately $1.3 million and $2.5 million for the same periods in 2009, respectively.

“The reduction in spending across the board has been the result of tight expense control and on-going cost cutting measures.  While we continue to keenly focus on keeping cost under control, the highest priority objectives are to develop and win new business in both licenses and service contracts and improve our cash position,” commented Mr. Khoa Nguyen, Chairman and Chief Executive Officer. “Compared to the first quarter of this year and year end of 2009, our cash balance increased by approximately $681,000 and $133,000, respectively, to $4.3 million.  Cash generation was approximately $133,000 for the six months ended June 30, 2010, compared to cash disbursed of $354,000 for the six months ended June 30, 2009. “

“Deferred revenue has continued to grow and is now at $2.3 million, an increase of approximately $500,000 and $1.4 million from the periods ended March 31, 2010 and December 31, 2009, respectively, thus continuing the momentum that has been built up since early this year,” remarked Mr. Nguyen.  “In addition, we continue to make further inroads in winning more service contracts from the Air Force, yielding a committed backlog pipeline of approximately $600,000, which is not included in deferred revenue.  In spite of the progress made thus far, the Company faces formidable challenges ahead in the second half of this year and must win significant new business to protect the momentum and return to profitability.”

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About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and Internet.  By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance.  Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant audio and text chat, white boarding, screen sharing and secure file storage.  The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication, enhance overall situational awareness and accelerate the decision-making process.  More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com .

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook, expense control and cash balance, ability to obtain new bookings and the impact thereof, launch of new products, pursuit of sales opportunities and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of InfoWorkSpace, MxM Secure and other new products including the acceptance of the Company’s products in the commercial market, retention of key employees, stock price volatility, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report.  You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

Notice Regarding Non-GAAP Financial Information

Ezenia! provides non-GAAP loss from operations and operating expenses as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Ezenia! believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the Company’s GAAP financial results is included in the tables below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(In Thousands)		(In Thousands)
	2010	2009	2010	2009

Operating expenses	$1,194	$1,510	$2,403	$2,977
Less: stock based compensation
Research and development	(28)	(8)	(39)	(24)
Sales and marketing	(21)	(29)	(39)	(54)
General and administrative	(109)	(138)	(201)	(272)
Less: depreciation	(34)	(43)	(68)	(85)

Adjusted operating expenses	$1,002	$1,292	$2,056	$2,542

The table below presents a reconciliation of loss from operations to adjusted loss from operations;

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(In Thousands)		(In Thousands)
	2010	2009	2010	2009

Loss from operations	$(753)	$(1,002)	$(1,502)	$(1,946)
Add: stock based compensation	158	175	279	350
Add: depreciation	34	43	68	85

Adjusted loss from operations	$(561)	$(784)	$(1,155)	$(1,511)

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at www.ezenia.com .

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	June 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$4,336	$4,203
Marketable securities	164	180

Accounts receivable, less allowances of $9 at June 30, 2010 and $28 at December 31, 2009	156	129
Prepaid software licenses	1,605	1,239
Prepaid expenses and other current assets	112	169
Total current assets	6,373	5,920

Deposits	29	15
Capitalized software, net	130	—
Equipment and improvements, net	73	133
Total assets	$6,605	$6,068

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$354	$273
Accrued expenses	1,837	1,627
Accrued restructuring	119	228
Accrued employee compensation and benefits	225	195
Deferred revenue	1,665	876
Total current liabilities	4,200	3,199

Deferred revenue, net of current portion	665	3

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 15,558,070 issued and 14,658,217 outstanding at June 30, 2010 and December 31, 2009	163	154
Capital in excess of par value	66,835	66,459
Accumulated deficit	(62,313)	(60,802)
Treasury stock at cost, 759,537 shares at June 30, 2010 and December 31, 2009	(2,945)	(2,945)
Total stockholders’ equity	1,740	2,866
Total liabilities and stockholders’ equity	$6,605	$6,068

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Product revenue	$718	$888	$1,421	$1,862
Product development revenue	—	19	—	34
	718	907	1,421	1,896

Cost of revenues
Cost of product revenue	277	391	520	851
Cost of product development revenue	—	8	—	14
	277	399	520	865

Gross profit	441	508	901	1,031

Operating expenses
Research and development	252	462	467	960
Sales and marketing	307	284	572	534
General and administrative	545	654	1,142	1,266
Depreciation	34	43	68	85
Occupancy and other facilities-related expenses	56	67	154	132
Total operating expenses	1,194	1,510	2,403	2,977

Loss from operations	(753)	(1,002)	(1,502)	(1,946)

Interest income	4	14	7	30
Other income (expense)	(20)	24	(16)	14
	(16)	38	(9)	44

Net loss	$(769)	$(964)	$(1,511)	$(1,902)

Basic and diluted loss per share:
Basic	$(0.05)	$(0.07)	$(0.10)	$(0.13)
Diluted	$(0.05)	$(0.07)	$(0.10)	$(0.13)
Weighted average common shares:
Basic	15,214,674	14,658,217	14,937,983	14,658,217
Diluted	15,214,674	14,658,217	14,937,983	14,658,217